UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 1, 2005

HUSKER AG, LLC
(Exact name of registrant as specified in its charter)

Nebraska	000-49773	47-0836953
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54048 Highway 20 Plainview, Nebraska	68769
(Address of principal executive offices)	(Zip Code)

(402)582-4446

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Commencing June 1, 2005, Husker Ag, LLC, a Nebraska limited liability company (the "Company"), entered into the Risk Management and Ethanol Marketing Contract (the "2005 Marketing Agreement") with FCStone, LLC, an Iowa limited liability company ("FCStone"), and Eco-Energy, Inc., a Tennessee corporation ("Eco-Energy") pursuant to which FCStone provides the Company with a full service price risk management program, and Eco-Energy purchases the Company's entire output of ethanol in good faith at fair market rates for the term of the agreement. The current term of the 2005 Marketing Agreement expires on September 30, 2006, and it will be automatically renewed unless the Company provides notice of termination prior to June 1, 2006.

The Company has had an on-going relationship with Eco-Energy and FCStone since 2002 when the parties executed the Risk Management and Ethanol Marketing Contract dated November 27, 2002 (the "2002 Marketing Agreement") (as further described in Item 1.02). The 2005 Marketing Agreement amends and supersedes the 2002 Marketing Agreement.

Under the 2005 Marketing Agreement, Eco-Energy markets ethanol for an agreed-upon fee, which includes the cost of the rail shipment and collects the sales amount from the ultimate customers, remitting the net sales price to the Company within three business days after the sale. At December 31, 2004, the Company had receivables from Eco-Energy amounting to 50% of its total trade receivables. As a re-seller of ethanol, Eco-Energy's customers are indirectly a part of the Company's customer base. Eco-Energy markets and sells most of its ethanol throughout the United States, primarily by rail. The target market area for the ethanol produced at the Company's ethanol plant includes local, regional and national markets. The local and regional markets include the State of Nebraska as well as markets in South Dakota, Kansas, Missouri, Colorado, Minnesota, Illinois, Iowa, California, New Mexico and Oregon.

The above description is qualified in its entirety by the full text of the 2005 Marketing Agreement. The 2005 Marketing Agreement will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2005.

Item 1.02 Termination of a Material Definitive Agreement

The 2005 Marketing Agreement (described in Item 1.01 above) supersedes the 2002 Marketing Agreement, effective June 1, 2005. The 2002 Marketing Agreement otherwise would have expired in September 2005. The terms and conditions of the 2002 Marketing Agreement are substantially similar to the terms and conditions of the 2005 Marketing Agreement in all material respects. The Company previously filed the 2002 Marketing Agreement as Exhibit 10.21 to the Company's 2004 Annual Report on Form 10-KSB (File No. 000-49773).

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 6, 2005, the Company held its 2005 Annual Meeting of Members. At the meeting, the Company elected five Class I Directors to serve until the 2008 Annual Meeting of Members and until their successors are elected. Four incumbent directors, Robert E. Brummels, Ronald A. Fick, James Hall, and O. Wayne Mitchell, were elected by the members as Class I Directors, and one new director, Kent A. Friedrich was elected as a Class I Director. As previously disclosed in the Company's 2005 Proxy Statement, O. Kelly Hodson, who had been a Class I Director, elected not to seek re-election for his Class I director seat, and his term as a Class I Director expired at the 2005 Annual Meeting of Members.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUSKER AG, LLC

Date: June 6, 2005	By:	/s/ Frederick J. Knievel
Fredrick J. Knievel, Chairman of the Board